EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2007 relating to the financial statements and financial statement schedule as of and for the two years ended December 31, 2006, which appears in CombiMatrix Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington

April 16, 2008